Exhibit (a)(5)(xii)

ICAHN ENTERPRISES L.P. ANNOUNCES EXTENSION OF TENDER OFFER FOR ALL OUTSTANDING SHARES OF COMMON STOCK OF FEDERAL-MOGUL HOLDINGS CORPORATION AT $9.25 PER SHARE IN CASH

New York, New York, November 15, 2016 – Icahn Enterprises L.P. (NASDAQ: IEP) (“Icahn Enterprises”) announced today that the expiration of its cash tender offer for $9.25 per Share (the “Offer”), through its wholly owned subsidiary, IEH FM Holdings LLC (“IEH”), for all of the outstanding shares of common stock (the “Shares”) of Federal-Mogul Holdings Corporation (NASDAQ: FDML) (“Federal-Mogul”) not already owned by IEH or its affiliates, has been extended to 12:00 midnight, New York City time, on December 15, 2016 (one minute after 11:59 P.M., New York City time, on December 15, 2016). All other terms and conditions of the Offer, including the offer price of $9.25 per Share, remain unchanged.

The depositary and paying agent for the Offer has informed Icahn Enterprises and Federal-Mogul that, as of 5:00 p.m., New York City time, on Monday, November 14, 2016, 6,897,493 Shares have been validly tendered and not properly withdrawn. The tendered Shares represent approximately 22.7% of the outstanding Shares, excluding Shares owned by Icahn Enterprises, IEH, American Entertainment Properties Corp., Federal-Mogul or any of their respective affiliates (the “Affiliated Shareholders”), and, together with the Shares already owned by IEH, represent approximately 86.1% of the outstanding Shares. Consummation of the Offer is subject to certain conditions, including the tender of such number of Shares that (1) represent at least a majority of the issued and outstanding Shares, excluding Shares owned by the Affiliated Shareholders and (2) together with the Shares already owned by IEH, represent at least one Share more than 90% of the issued and outstanding Shares.

Complete terms and conditions of the Offer are set forth in the Offer to Purchase, Letter of Transmittal and other related materials that were filed as exhibits to the Tender Offer Statement on Schedule TO filed by Icahn Enterprises with the Securities and Exchange Commission (the “SEC”) on September 26, 2016, as amended and supplemented by Amendment No. 1 filed on October 3, 2016, Amendment No. 2 filed on October 6, 2016, Amendment No. 3 filed on October 12, 2016, Amendment No. 4 filed on October 13, 2016, Amendment No. 5 filed on October 20, 2016 and Amendment No. 6 filed on October 31, 2016. In addition, on September 26, 2016, Federal-Mogul filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC relating to the Offer, which was amended and supplemented by Amendment No. 1 filed on October 3, 2016, Amendment No. 2 filed on October 6, 2016, Amendment No. 3 filed on October 12, 2016, Amendment No. 4 filed on October 13, 2016, Amendment No. 5 filed on October 20, 2016 and Amendment No. 6 filed on October 31, 2016. Copies of the Offer to Purchase, Letter of Transmittal and other related materials are available free of charge from D.F. King & Co., Inc., the information agent for the Offer, toll free at (888) 605-1957 or via email at fdml@dfking.com, or on the SEC’s website, at www.sec.gov. Icahn Enterprises’ other public filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, are also available for free on the SEC’s website at www.sec.gov. The depositary and paying agent for the Offer is Computershare Trust Company, N.A.

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO PURCHASE, OR A SOLICITATION OF AN OFFER TO SELL, ANY SECURITIES. THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY. THE OFFER IS MADE ONLY PURSUANT TO THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT ICAHN ENTERPRISES HAS DISTRIBUTED TO FEDERAL-MOGUL’S STOCKHOLDERS. ICAHN ENTERPRISES ALSO FILED A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE SEC. FEDERAL-MOGUL’S STOCKHOLDERS SHOULD READ THESE MATERIALS AND THE DOCUMENTS INCORPORATED THEREIN BY REFERENCE CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY DECISION WITH RESPECT TO THE OFFER.

About Icahn Enterprises L.P.

Icahn Enterprises L.P. (NASDAQ: IEP), a master limited partnership, is a diversified holding company engaged in ten primary business segments: Investment, Automotive, Energy, Metals, Railcar, Gaming, Mining, Food Packaging, Real Estate and Home Fashion.

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Statements in this press release may contain, in addition to historical information, certain forward-looking statements. Some of these forward-looking statements may contain words like “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements in this document include, without limitation, those relating to the Offer and subsequent merger. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: statements regarding the anticipated benefits of the Offer and the subsequent merger; statements regarding the anticipated timing of filings and approvals relating to the Offer and the subsequent merger; statements regarding the expected timing of the completion of the Offer and the subsequent merger; the percentage of Federal-Mogul’s stockholders tendering their Shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer and the subsequent merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer and the subsequent merger; the effects of disruption caused by the Offer and the subsequent merger; stockholder litigation in connection with the Offer and the subsequent merger; and other risks and uncertainties discussed in Icahn Enterprises’ filings with the SEC, including the “Risk Factors” sections of its Annual Reports on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q, as well as the Tender Offer Statement on Schedule TO/Schedule 13E-3 filed by Icahn Enterprises with the SEC and the Solicitation/Recommendation Statement and Schedule 13E-3 filed by Federal-Mogul with the SEC. Icahn Enterprises and its affiliates do not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.